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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under sec. 240.14a-12.

                          BRANTLEY CAPITAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                          BRANTLEY CAPITAL CORPORATION

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that the 2000 Annual Meeting of Stockholders of Brantley Capital Corporation, a Maryland corporation (the "Company"), will be held on Tuesday, June 13, 2000 at 10:00 a.m. Eastern Daylight Time, at the Residence Inn, Beachwood, Ohio, for the following purposes:

     1. To elect one director, as set forth in the accompanying Proxy Statement; and

     2. To consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

     The holders of record of shares of common stock of the Company at the close of business on May 12, 2000, will be entitled to receive notice of and vote at the Annual Meeting.

     IT IS IMPORTANT TO YOUR INTERESTS THAT ALL STOCKHOLDERS PARTICIPATE IN THE AFFAIRS OF THE COMPANY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. ACCORDINGLY, WE URGE YOU PROMPTLY TO FILL OUT, SIGN AND RETURN THE ENCLOSED PROXY EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU HAVE THE OPTION TO REVOKE IT AT ANY TIME PRIOR TO THE MEETING, OR TO VOTE YOUR SHARES PERSONALLY ON REQUEST IF YOU ATTEND THE MEETING.

                                            By order of the Board of Directors,

                                            PAUL H. CASCIO
                                            Vice President and Secretary

May 17, 2000

                          BRANTLEY CAPITAL CORPORATION

                                  May 17, 2000

                                PROXY STATEMENT

                              GENERAL INFORMATION

     The proxy that accompanies this statement is solicited by the Board of Directors of Brantley Capital Corporation, a Maryland corporation (the "Company"), for use at the 2000 Annual Meeting of the Stockholders of the Company to be held on June 13, 2000, or at any adjournment thereof. This proxy statement was first mailed on May 17, 2000 to stockholders of record on May 12, 2000.

     Any stockholder giving a proxy for the meeting may revoke it before it is exercised by giving a later dated proxy or by giving notice of revocation to the Company in writing or in the open meeting. However, the mere presence at the meeting of the stockholder granting a proxy does not revoke the proxy. Unless revoked as stated above, the shares of common stock, par value $.01 per share (the "Common Stock"), represented by valid proxies will be voted on all matters to be acted upon at the meeting. On any matter or matters with respect to which the proxy contains instructions for voting, such shares will be voted in accordance with such instructions. Abstentions and broker non-votes will be deemed to be present for the purpose of determining a quorum for the meeting but will be deemed not voting on the issues or matters as to which abstention is applicable. Brokers who have not received voting instructions from beneficial owners generally may vote in their discretion with respect to the election of directors.

     The cost of solicitation of proxies in the form accompanying this statement will be borne by the Company. Proxies will be solicited by mail or by telephone or personal interview with an officer or regular employee of the Company or by requesting brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such brokers, custodians, nominees or fiduciaries, each of whom will be reimbursed by the Company for their expenses in so doing.

     The record date for determination of stockholders entitled to vote at the 2000 Annual Meeting is May 12, 2000. As of May 12, 2000, the outstanding voting securities of the Company consisted of 3,810,535 shares of Common Stock. Each share of Common Stock (exclusive of treasury shares) has one vote. The Company held no Common Stock in its treasury on the record date. The presence, in person or by proxy, of the holders of a majority of the Common Stock of the Company outstanding and entitled to be cast shall constitute a quorum for the purposes of the 2000 Annual Meeting.

                             ELECTION OF DIRECTORS

     The affirmative vote of a plurality of the shares of Common Stock represented at the 2000 Annual Meeting is required to elect Richard Moodie as a director of the Company for the term for which he has been nominated. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF RICHARD MOODIE AS DIRECTOR OF THE COMPANY FOR THE TERM FOR WHICH HE HAS BEEN NOMINATED.

     The following information was furnished to the Company by the nominee and by each director or executive officer currently serving and sets forth the name, age, principal occupation or employment of each such person and the period during which he has served as a director or executive officer of the Company. Except as otherwise noted below, each director (including the nominee) or executive officer has held his principal occupation or employment for at least five years.

NOMINEE FOR TERM EXPIRING IN 2005

     RICHARD MOODIE, 50, a director of the Company, is a founder, President and Chief Executive Officer of KraftMaid Cabinetry, Inc. He has over 29 years of experience in growing and managing a manufacturing and marketing business. In 1990, Mr. Moodie sold his majority interest in KraftMaid to Masco Corporation of Taylor,

Michigan, a $5 billion home furnishing and building materials company. Mr. Moodie holds a limited partnership interest in Brantley Venture Partners III, L.P. ("BVP III") and Brantley Partners IV, L.P. ("BVP IV"). Mr. Moodie has been a director of the Company since its formation in 1996.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

     PAUL H. CASCIO,* 38, a director of the Company, serves as Vice President and Secretary of the Company and as Vice President and Secretary of the Investment Adviser. Mr. Cascio also serves as a general partner of the general partner of Brantley Venture Partners II, L.P. ("BVP II"), BVP III and BVP IV. Prior to joining BVP II and BVP III in May, 1996, Mr. Cascio was a Managing Director and head of the General Industrial Manufacturing and Services Group in the Corporate Finance Department at Dean Witter Reynolds Inc. Before joining Dean Witter in 1986, Mr. Cascio was employed in the Corporate Finance Department at E.F. Hutton & Company Inc. Mr. Cascio has been Vice President, Secretary, and a director of the Company since 1998.

     PETER SALTZ, 56, a director of the Company, is a consultant to KraftMaid Cabinetry, Inc., the second largest cabinet manufacturer in the United States. Mr. Saltz served as Vice Chairman of Finance from 1997 to 1999 and Senior Executive Vice President and Chief Financial Officer of KraftMaid from 1980 to 1997 and has over 29 years of experience as a certified public accountant in the United States and South Africa. Mr. Saltz holds a limited partnership interest in BVP III and BVP IV. Mr. Saltz has been a director of the Company since 1998.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

     JAMES P. OLIVER,* 55, a director of the Company, is a partner with the law firm of Squire, Sanders & Dempsey L.L.P. and is a past member of the firm's Management Committee. Mr. Oliver's practice focuses on general corporate and board matters with substantial experience in high net worth individuals and their succession wealth issues. Mr. Oliver is a graduate of Bowling Green State University and the University of Cincinnati College of Law. Mr. Oliver has been a director of the Company since he was appointed by the Board of Directors in 1998 to fill a vacancy on the Board. The law firm of Squire, Sanders & Dempsey L.L.P. has represented the Company as general counsel since shortly after its formation in 1996.

     BENJAMIN F. BRYAN, 46, a director of the Company, is President of Owl Properties Company, a real estate management company. He is also a partner in Synergy Capital LLC, a real estate investment and development entity. From 1992 to 1997, Mr. Bryan served as Executive Vice President and a director of The Tower Properties Company, a publicly owned, Kansas City, Missouri-based developer, owner and manager of real estate. From 1980 to 1991, Mr. Bryan held a series of public policy and public administration positions, including Executive Assistant to the Mayor of Cleveland, Public Affairs Manager with the Denver Chamber of Commerce and Executive Director of the Metro Denver Transportation Development Commission. Mr. Bryan has been a director of the Company since its formation in 1996.

DIRECTORS WHOSE TERMS EXPIRE IN 2003

     ROBERT P. PINKAS,* 46, is Chairman of the Board, Chief Executive Officer, Treasurer and a director of the Company; and Chairman of the Board, Chief Executive Officer, Treasurer and a manager of Brantley Capital Management, L.L.C., which serves as the investment adviser to the Company (the "Investment Adviser"). Mr. Pinkas was the founding partner of Brantley Venture Partners, L.P., a venture capital fund started in 1987 ("BVP I"), and led the formation of three related venture capital funds, BVP II, BVP III and BVP IV. A family limited partnership of which Mr. Pinkas is the sole general partner serves as a general partner of the sole general

---------------

* Directors who are "interested persons" with respect to the Company, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). Messrs. Pinkas and Finn are "interested persons" with respect to the Company because of their positions as directors and executive officers of the Company and executive officers and managers of the Investment Adviser. Mr. Cascio is an "interested person" with respect to the Company because of his position as a director and executive officer of the Company and an executive officer of the Investment Adviser. Mr. Oliver is an "interested person" with respect to the Company because his law firm serves as the Company's legal counsel.

partner of each of BVP I, BVP II, BVP III and BVP IV. Each of BVP I, BVP II, BVP III and BVP IV has made venture capital investments similar to the investments the Company makes in private companies. From 1981 to 1987, Mr. Pinkas was active in venture capital management and financing as a founding director and investor in seven early-stage companies. He serves on the board of directors of several portfolio companies in which one or more of BVP I, BVP II, BVP III and BVP IV have invested, including Gliatech, Inc., Pediatric Services of America, Inc., Medirisk, Inc., Quad Systems Corporation and Waterlink, Inc. Mr. Pinkas has been Chairman of the Board, Chief Executive Office, Treasurer and a director of the Company since its formation in 1996.

     L. PATRICK BALES, 57, a director of the Company, is a partner with the firm of Donahue/Bales Associates, an executive search consulting firm that services smaller growth companies as well as major corporations in both the private and public sector. The firm conducts executive search assignments both domestically and internationally and has affiliate offices in London and Tokyo. Previously, Mr. Bales was employed with Paul R. Ray & Company from 1981 to 1983 in their Chicago office and was on the professional staff of two other search firms in the Chicago area from 1975 to 1981. He spent five years with Weber Marking Systems prior to embarking upon his career in executive search. Mr. Bales has been a director of the Company since its formation in 1996.

DIRECTORS WHOSE TERMS EXPIRE IN 2004

     MICHAEL J. FINN,* 50, is President and a director of the Company and is President and a manager of the Investment Adviser. Mr. Finn also serves as a general partner of the general partner of BVP II, BVP III and BVP IV. From 1987 to 1995, Mr. Finn served as portfolio manager and vice president of the Venture Capital Group of Sears Investment Management Company ("SIMCO") in Chicago. In this capacity, Mr. Finn managed the development of a $150 million portfolio of private equity investments, including the investment of over $24 million directly in 25 operating companies. From 1983 to 1987, he led the development of a $250 million venture capital program for the State of Michigan Department of Treasury as its deputy director. In 1982, Mr. Finn founded and served as president of the Michigan Certified Development Corporation, a small business development corporation which financed over $50 million of investments in six companies in Michigan during the period 1982 to 1984. In 1976, he launched the Forward Development Corporation, an entity sponsored by the U.S. Small Business Administration for small business financing. He serves on the board of directors of several portfolio companies in which one or more of BVP I, BVP II, BVP III and BVP IV have invested, including Medirisk, Inc. and Pediatric Services of America, Inc. Mr. Finn has been a director and the President of the Company since its formation in 1996.

     JAMES M. SMITH, 51, a director of the Company, is employed by Pilgrim Baxter & Associates where he co-manages the PGHG Strategic Small Company Fund. In addition, Mr. Smith leads the investment team responsible for management of Pilgrim Baxter's Hybrid Partners I and II and holds additional small cap growth portfolio management responsibilities. Mr. Smith possesses over twenty years of investment experience in equity portfolio management and research. Mr. Smith is a Chartered Financial Analyst and a graduate of Washington & Lee University. He earned his MBA from Northwestern University. Mr. Smith was appointed in 1998 by the Board of Directors to fill a vacancy on the Board.

NON-DIRECTOR EXECUTIVE OFFICER

     TAB A. KEPLINGER, 39, has served as Vice President and Chief Financial Officer of the Company since its inception in 1996. Prior to joining the Company in February, 1997, Mr. Keplinger was Vice President and Chief Financial Officer of Victoria Financial Corporation. Before joining Victoria Financial Corporation in 1990, Mr. Keplinger was a senior audit manager in the manufacturing and service sectors for KPMG Peat Marwick.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the Company and persons who beneficially own more than 10% of the Common Stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and 10% stockholders are also required by the rules promulgated by the Commission to furnish to the Company copies of all Section 16(a) reports they file.

     Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that each of its officers and directors complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 1999.

STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND BENEFICIAL OWNERS

     The following table sets forth as of March 31, 2000, the number of shares of Common Stock of the Company beneficially owned by each director, nominee for director, executive officer and all directors and executive officers as a group, according to information furnished to the Company by such persons:

                                                          AMOUNT AND
                                                          NATURE OF
                                                          BENEFICIAL     PERCENT
                         NAME                            OWNERSHIP(1)    OF CLASS
                         ----                            ------------    --------
L. Patrick Bales.......................................      6,800(2)         *
Benjamin F. Bryan......................................      9,777(2)         *
Paul H. Cascio.........................................     43,444(3)      1.03%
Michael J. Finn........................................     88,517(4)      2.10%
Tab A. Keplinger.......................................      9,583(5)         *
Richard Moodie.........................................     16,000(2)         *
James P. Oliver........................................      2,000(7)         *
Robert P. Pinkas.......................................    298,916(6)      7.09%
Peter Saltz............................................     13,000(7)         *
James M. Smith.........................................      2,000(7)         *
All Directors and Executive Officers as a Group (10
  persons).............................................    490,037        11.58%

---------------

 * Shares owned are less than one percent of class.

(1) Each of the persons named in the above table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Includes 6,000 shares subject to stock option grants.

(3) Includes 33,333 shares subject to stock option grants.

(4) Includes 83,333 shares subject to stock option grants.

(5) Includes 8,333 shares subject to stock option grants.

(6) Includes 250,000 shares subject to stock option grants.

(7) Includes 2,000 shares subject to stock option grants.

     The following table sets forth information about one person known by the Company to be a beneficial owner of more than 5% of the Company's outstanding shares of Common Stock:

                                                   AMOUNT AND NATURE
                NAME AND ADDRESS                     OF BENEFICIAL      PERCENT OF
               OF BENEFICIAL OWNER                   OWNERSHIP(1)         CLASS
               -------------------                 -----------------    ----------
Maxus Investment Group                                  515,500            12.5%
1301 East Ninth Street, Suite 3600
Cleveland, Ohio 44114-1800

---------------

(1) Information regarding share ownership was obtained from Schedule 13D filed by Maxus Investment Group on January 26, 1999. All of the reporting persons and entities known as Maxus Investment Group reported sole voting and investment power as to 60,000 shares of Common Stock and shared voting and investment power as to 455,500 shares of Common Stock.

                             EXECUTIVE COMPENSATION

ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Company's Board of Directors held four regularly scheduled meetings during the last fiscal year. The standing committees of the Board of Directors include the Audit Committee, the Compensation Committee and the Nominating Committee.

     The function of the Audit Committee is to make recommendations to the Board of Directors concerning selection of the Company's independent public accountant, oversee the Company's accounting methods and implement and review the audit and findings of the Company's independent public accountant for the purpose of reporting to the Board of Directors. The Audit Committee, currently composed of Messrs. Bales, Bryan and Moodie, held two meetings in connection with Board meetings during 1999.

     The function of the Compensation Committee is to assist the Board of Directors in evaluating and recommending compensation of the senior executives of the Company and to administer the Company's Stock Option Plan in accordance with the terms thereof, including the designation of which officers and employees of the Company shall receive stock options, and the number of shares which should be subject to each option so granted. The Compensation Committee, currently composed of Messrs. Bales, Bryan and Moodie, held one meeting in connection with a Board meeting during 1999.

     The function of the Nominating Committee is to recommend candidates for the Board of Directors. The Nominating Committee, currently composed of Messrs. Pinkas*, Finn* and Bales, held one meeting in conjunction with a Board meeting during 1999. Stockholders also may submit written recommendations to the Nominating Committee for consideration.

     Each director who is not an officer or an employee of the Company receives a monthly fee of $500 and an attendance fee of $1,000 for each Board and committee meeting attended.

COMPENSATION

     The following table sets forth the compensation of the Company's directors, none of whom is an employee of the Company. Except as set forth in such table, no other compensation was paid to any director (including those who also serve as executive officers) by the Company or any other entity in the Company's fund complex during 1999. No information has been provided with respect to executive officers of the Company (other than those who also serve as directors), since none of them receives aggregate compensation from the Company and the Company's fund complex in excess of $60,000.

---------------

* Directors who are "interested persons" with respect to the Company, as defined in Section 2(a)(19) of the Investment Company Act.

                               COMPENSATION TABLE

                                AGGREGATE COMPENSATION        TOTAL COMPENSATION
       NAME OF DIRECTOR            FROM THE COMPANY       FROM FUND AND FUND COMPLEX
       ----------------         ----------------------    --------------------------
L. Patrick Bales(1)...........         $10,000                     $10,000
Benjamin F. Bryan(1)..........          10,000                      10,000
Paul H. Cascio................               0                           0
Michael J. Finn...............               0                           0
Richard Moodie(1).............          10,000                      10,000
James P. Oliver...............               0                           0
Robert P. Pinkas..............               0                           0
Peter Saltz(1)................          10,000                      10,000
James M. Smith(1).............          10,000                      10,000

---------------

(1) Compensation consists of amounts received for service as a director. See "Organization and Compensation of the Board of Directors" above.

     The following table sets forth information regarding individual grants of stock options made during the last fiscal year to each of the named individuals.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                                NUMBER      % OF TOTAL                                 ANNUAL RATES OF
                                  OF          OPTIONS                                    STOCK PRICE
                              SECURITIES    GRANTED TO     EXERCISE                    APPRECIATION FOR
                              UNDERLYING     EMPLOYEES     OR BASE                       OPTION TERM
                               OPTIONS          IN          PRICE      EXPIRATION    --------------------
            NAME               GRANTED      FISCAL YEAR     ($/SH)        DATE         5%          10%
            ----              ----------    -----------    --------    ----------    -------    ---------
Robert P. Pinkas............    75,000         15.0%        12.77       5/18/09      602,324    1,526,407
Michael J. Finn.............    25,000          5.0%        12.77       5/18/09      200,775      508,802
Paul H. Cascio..............    25,000          5.0%        12.77       5/18/09      200,775      508,802
Tab A. Keplinger............    25,000          5.0%        12.77       5/18/09      200,775      508,802
L. Patrick Bales............      6000          1.0%        12.77       5/18/09       48,186      122,113
Benjamin F. Bryan...........      6000          1.0%        12.77       5/18/09       48,186      122,113
Richard Moodie..............      6000          1.0%        12.77       5/18/09       48,186      122,113
James P. Oliver.............      2000          1.0%        12.77       5/18/09       16,062       40,704
James M. Smith..............      2000          1.0%        12.77       5/18/09       16,062       40,704

     The exercise of the options granted in 1999 to Messrs. Pinkas, Finn, Cascio, and Keplinger is governed by a multi-year vesting schedule, as described below under the caption "Stock Options." The exercise of the options granted in 1999 to Messrs. Bales, Bryan, Moodie, Oliver, and Smith is governed by a one-year vesting requirement, as described below under the caption "Stock Options."

STOCK OPTIONS

     The Company's 1996 Stock Option Plan (the "Stock Option Plan") permits the granting of nonqualified stock options to officers and employees of the Company. All officers of the Company are eligible to be selected to participate in the Stock Option Plan. At present, the Company has no employees. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which selects the persons who are eligible to participate and determines the number of options to be granted.

     The number of shares of Common Stock available for grant under the Stock Option Plan is 1,175,000, subject to certain adjustments. Options granted under the Stock Option Plan are exercisable at a price not less than the greater of
(i) the current market value (as defined in the Stock Option Plan) on the date of option grant and (ii) the current net asset value of the shares of Common Stock. Options become exercisable to the extent of one-third of the subject shares after one year from the grant date, two-thirds of the subject shares after two years from the grant date and all subject shares after three years from the grant date.

     The Company's Disinterested Director Option Plan (the "Director Option Plan") permits the granting of non-qualified stock options to the directors of the Company who are not employees or officers. All such directors of the Company are eligible to be selected to participate in the Director Option Plan, which is administered by the Compensation Committee of the Board of Directors. In order for options to be issued to the non-employee, non-officer directors, the Company obtained exemptive relief from the Securities and Exchange Commission. Under the terms of the exemptive order and the Director Option Plan Agreement, each qualified director will be granted an option to purchase 2,000 shares upon their initial appointment to the Board of Directors. Throughout the term of the plan and immediately following each annual meeting of stockholders of the Company, each qualified director then serving on the Company's Board of Directors will be granted options to purchase 2,000 additional shares, subject to adjustment. Such option grants were made retroactively by the Company to its formation. As a result, the three original qualifying directors who served on the Company's Board of Directors since the Company's formation received options to purchase 6,000 shares each. The remaining qualifying directors who served on the Company's Board of Directors since 1998 received options to purchase 2,000 shares each.

                          CHANGE OF PUBLIC ACCOUNTANTS

     On January 12, 2000, the Company dismissed Ernst & Young LLP ("E&Y") as its independent auditors and engaged Arthur Andersen LLP ("AA") to act as its independent auditors to audit the Company's accounts for the fiscal year ending December 31, 1999 and for the current fiscal year. Representatives of AA are expected to be present at the 2000 Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Representatives of E&Y are not expected to be present at the 2000 Annual Meeting of Stockholders.

     The decision to change accountants was based upon a review of fee proposals for the upcoming fiscal year and was approved by the Audit Committee of the Company's Board of Directors and by the Company's Board of Directors. E&Y's reports on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period preceding the dismissal of E&Y, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the subject matter of such disagreements in connection with their reports.

     During the Company's two most recent fiscal years and the subsequent interim period preceding E&Y's dismissal: (1) E&Y did not advise the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist; (2) E&Y did not advise the Company that information had come to E&Y's attention that led them to no longer be able to rely on management's representations, or that made them unwilling to be associated with the financial statements prepared by management; (3) E&Y did not advise the Company of the need to expand significantly the scope of their audit, or that information had come to their attention during such period that, if further investigated, may (i) materially impact the fairness or reliability of previously issued financial statements and Reports of Independent Auditors, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report, or (ii) cause E&Y to be unwilling to rely on management's representations or be associated with the Company's financial statements; and
(4) E&Y did not advise the Company that information had come to their attention that they had concluded materially impacted the fairness or reliability of previously issued financial statements and Reports of Independent Auditors, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

     During the Company's two most recent fiscal years and the subsequent interim period prior to engaging AA, the Company did not consult AA regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and AA did not provide either a written report or oral advice to the Company that AA concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event, each as defined in Item 304 of Regulation S-K. However, AA has provided due diligence services in connection with proposed and/or consummated investment transactions by the Company and its affiliates.

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Any stockholder who is the record or beneficial owner of at least 1% or $2,000 in market value of Common Stock of the Company entitled to be voted at the 2001 Annual Meeting of Stockholders and who has held such Common Stock for at least one year may present a proposal at the 2001 Annual Meeting.

     A stockholder who intends to present a proposal at the 2001 Annual Meeting of Stockholders, and who wishes to have the proposal included in the Company's proxy statement and form of proxy for that meeting, must deliver the proposal to the Company by January 17, 2001. The Company must receive notice of all other stockholder proposals for the 2001 Annual Meeting of Stockholders no later than April 14, 2001 or earlier than March 15, 2001, or the Company will consider them untimely, in which case the Company's proxy shall confer discretionary voting authority regarding those stockholder proposals.

                                 OTHER MATTERS

     Management does not know of any other matters that will come before the meeting. In case any other matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

                                 ANNUAL REPORT

     The Company's annual report for the year ended December 31, 1999 is being mailed, together with this Proxy Statement, to all stockholders entitled to receive notice of and vote at the 2000 Annual Meeting of Stockholders. Additional copies may be obtained from the undersigned.

     Please sign, date and return the proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your proxy will save the expense of further mailings.

                                          By order of the Board of Directors

                                          PAUL H. CASCIO, Vice President and
                                          Secretary

May 17, 2000

                          BRANTLEY CAPITAL CORPORATION

                                      PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BRANTLEY CAPITAL CORPORATION.

The undersigned hereby appoints Robert P. Pinkas and Michael J. Finn, and each of them, the proxies of the undersigned, with full power of substitution, to vote all Common Stock of Brantley Capital Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Brantley Capital Corporation, on June 13, 2000, and at any adjournments thereof.

IF NO INSTRUCTION IS INDICATED, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED "FOR" THE ELECTION OF THE NOMINEE.

   --------------------------------------------------------------------------
           PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE
   --------------------------------------------------------------------------
--------------------------------------------------------------------------------
NOTE: THE SIGNATURE(S) ON THIS PROXY SHOULD CORRESPOND WITH THE NAME(S) IN WHICH YOUR STOCK IS REGISTERED. WHEN STOCK IS REGISTERED JOINTLY IN THE NAMES OF TWO OR MORE PERSONS. ALL SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. A PROXY GIVEN BY A CORPORATION SHOULD BE SIGNED IN THE CORPORATE NAME BY THE CHAIRMAN OF ITS BOARD OF DIRECTORS, ITS PRESIDENT, VICE PRESIDENT, SECRETARY OR TREASURER.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?

-----------------------------------           ----------------------------------

-----------------------------------           ----------------------------------

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




      PLEASE MARK VOTE
|X|   AS IN THIS EXAMPLE

                                                                                                                       WITHHOLD
                                                                                                                       AUTHORITY
                                                                                                       FOR             TO VOTE FOR
BRANTLEY CAPITAL CORPORATION                                                                          NOMINEE          NOMINEE
                                                   1.         Election of Director.                     [ ]              [ ]

Mark box at right               ----
if an address change or        |    |                         Richard Moodie
comment has been noted         |    |
on the reverse side             ----
of this card.







                                                   2.         In their discretion, the proxies are authorized
                                                              to vote upon such other business as may
                                                              properly come before the meeting or any
                                                              adjournment thereof.


                                                      -------------------------
                                                                Date

Please be sure to sign and date this Proxy.
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              Stockholder sign here                    Co-owner sign here
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